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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             TERRA NETWORKS, S.A.
            (Exact Name of Registrant as Specified in Its Charter)


             MADRID, SPAIN                                  NONE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        Via de las Dos Castillas
           33 Complejo Atica
      Edificio 1 Pozuelo de Alacron
          28223 Madrid, Spain
(Address of Principal Executive Offices)                 (Zip Code)



If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [ ]              check the following box. [x]



Securities Act registration statement file number to which this form
relates:                                                          333-89997
                                                               --------------
                                                               If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                              Name of Each Exchange on Which
 to be so Registered                              Each Class is to be Registered
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Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ----------------
                           American Depositary Shares
                   Ordinary Shares, nominal value euro 2 each


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Item 1:   Description of Registrant's Securities to be Registered

         The description under the headings "Description of Ordinary Shares" and "Description of American Depositary Receipts" relating to the Registrant's Capital Stock, euro 2 per share par value per ordinary share (the "Capital Stock") and American Depositary Shares representing one ordinary share (the "ADSs"), in the Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-89997) (the "Registration Statement on Form F-1") filed with the Securities and Exchange Commission on October 29, 1999, as amended, and the description under the heading "Description of Ordinary Shares" and "Description of American Depositary Receipts" relating to the Capital Stock and the ADSs in the Registrant's final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the form of American Depositary Receipt evidencing American Depositary Shares filed as an exhibit to the Registration Statement on Form F-6 (Registration No. 333-11078) filed under the Securities Act of 1933, as amended with the Securities and Exchange Commission, are incorporated herein by reference.

Item 2:   Exhibits

         The following exhibits have been filed with the Securities and Exchange Commission:.

         1. Deposit Agreement, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1.

         2. Certificate of Incorporation and bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form F-1.

         3. Amended and restated bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1.






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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        Terra Networks, S.A.


                                        By: /s/ Jose Maria Mas Millet
                                           ------------------------------------
                                           Name:  Jose Maria Mas Millet
                                           Title: Secretary and Director

Date: November 9, 1999






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